Exhibit 99.4

PCSB Bank

Dear Depositor:

We are pleased to announce that the Board of Trustees of PCSB Bank has approved a plan of conversion under which PCSB Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers and support our future growth and expansion. To continue our long-standing commitment to our local communities, we intend to contribute cash and shares to the newly established PCSB Community Foundation, which will be dedicated to supporting charitable causes within the communities in which PCSB Bank operates.

The Proxy Card

To complete the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote “FOR” the plan of conversion and “FOR” the establishment and funding of the charitable foundation. You may vote by mail by returning your proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy card. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change;

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form

As a qualifying depositor, you also have nontransferable rights to subscribe for shares of PCSB Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to PCSB Financial Corporation, together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2651 Strang Blvd., Suite 100, Yorktown Heights, NY 10595. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other offices. Your order must be physically received (not postmarked) by PCSB Financial Corporation no later than     :00 p.m., Eastern Time, on              day,                      , 2017.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Bank

Dear Depositor:

We are pleased to announce that the Board of Trustees of PCSB Bank has approved a plan of conversion under which PCSB Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers and support our future growth and expansion. To continue our long-standing commitment to our local communities, we intend to contribute cash and shares to the newly established PCSB Community Foundation, which will be dedicated to supporting charitable causes within the communities in which PCSB Bank operates.

To complete the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote “FOR” the plan of conversion and “FOR” the establishment and funding of the charitable foundation. You may vote by mail by returning your proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy card. Please support us by voting all proxy cards received. There are no duplicates.

If the plan of conversion is approved, let me assure you that:

•	existing deposit accounts and loans will not undergo any change; and

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of PCSB Financial Corporation and (2) as an agent of PCSB Financial Corporation to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Bank

Dear Friend of PCSB Bank:

We are pleased to announce that the Board of Trustees of PCSB Bank has approved a plan of conversion under which PCSB Bank will convert from the mutual to the stock form of organization. Converting to stock form will provide us with access to additional capital, which will enable us to better serve our existing customers and support our future growth and expansion. To continue our long-standing commitment to our local communities, we intend to contribute cash and stock to the newly established PCSB Community Foundation, which will be dedicated to supporting charitable causes within the communities in which PCSB Bank operates.

As a former depositor of PCSB Bank, you have nontransferable rights to subscribe for shares of PCSB Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to PCSB Financial Corporation, together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2651 Strang Blvd., Suite 100, Yorktown Heights, NY 10595. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other offices. Your order must be physically received (not postmarked) by PCSB Financial Corporation no later than     :00 p.m., Eastern Time, on              day,                      , 2017.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Financial Corporation

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by PCSB Financial Corporation, the proposed new holding company for PCSB Bank.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about our proposed conversion from the mutual to the stock form of organization and the related stock offering by PCSB Financial Corporation. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock. Please complete the form and return it to PCSB Financial Corporation, together with payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2651 Strang Blvd., Suite 100, Yorktown Heights, NY 10595. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other offices. Your order must be physically received (not postmarked) by PCSB Financial Corporation no later than     :00 p.m., Eastern Time, on              day,                      , 2017.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of PCSB Financial Corporation (the “Company”), we have enclosed materials regarding the Company’s offering of common stock in connection with the conversion of PCSB Bank from the mutual to the stock form of organization. Materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of the Company.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your order, together with payment for the shares, must be physically received (not postmarked) by PCSB Financial Corporation no later than     :00 p.m., Eastern Time, on              day,                      , 2017.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Bank

Questions & Answers About Voting

The Board of Trustees of PCSB Bank has approved a plan of conversion under which PCSB Bank will convert from the mutual to the stock form of organization. The Plan must also be approved by PCSB Bank’s depositors at a special meeting of depositors. To continue our long-standing commitment to our local communities, we intend to contribute cash and shares to the newly established PCSB Community Foundation, which will be dedicated to supporting charitable causes within the communities in which PCSB Bank operates. Your Board of Trustees unanimously recommends that you to vote “FOR” the Plan and “FOR” the establishment and funding of the charitable foundation.

Your vote is very important. If you have more than one deposit account, you may receive more than one proxy card. Please vote all proxy cards received. There are no duplicates.

Q.	Why is PCSB Bank converting to the stock form of organization?

A.	The conversion to stock form will enable us to raise additional capital through the sale of common stock by PCSB Financial Corporation. This additional capital will give us the financial strength to better serve our existing customers, support our future growth and expansion, retain and attract qualified personnel and provide our customers with the opportunity to acquire an ownership interest in PCSB Bank.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the Plan?

A.	Depositors of PCSB Bank as of the close of business on , 2017, are eligible to vote at the special meeting of depositors.

Q.	What vote is required to approve the Plan and the establishment and funding of the charitable foundation?

A.	The Plan and the establishment and funding of the charitable foundation must be approved by the affirmative vote of (i) 75% of the total votes cast, in person or by proxy, and (ii) a majority of the total votes eligible to be cast by the depositors of PCSB Bank are required to approve the plan of conversion.

Q.	Why did I receive several proxies?

A.	If you have more than one deposit account, you may have received more than one proxy card, depending upon the ownership structure of your accounts. Please vote all proxy cards that you received. There are no duplicates.

Q.	Am I obligated to purchase PCSB Financial Corporation common stock if I vote “FOR” the conversion?

A.	No. Voting for the Plan does not obligate you to buy any shares of common stock of PCSB Financial Corporation.

Q.	How do I vote my proxy?

A.	You can vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN” or by telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	No. Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary. Please indicate your title on the proxy card.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Charitable Foundation

Q.	What is the PCSB Community Foundation and why is it being established?

A.	To continue our commitment to our local community, as part of the conversion we intend to make a $5 million contribution of cash and shares of our common stock to the newly established foundation, the PCSB Community Foundation. The foundation will be dedicated to supporting charitable causes within the communities in which we operate.

Q.	Will the PCSB Community Foundation be established and funded if the conversion is not approved and completed?

A.	No. The charitable foundation will be established only if both the Plan and the foundation are approved. However, if the foundation is not approved and we receive all other necessary conversion approvals, we may complete the conversion without the foundation.

Additional Information

Q.	What if I have additional questions?

A.	PCSB Bank’s proxy statement and PCSB Financial Corporation’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Financial Corporation

Questions & Answers About the Stock Offering

The Board of Trustees of PCSB Bank has approved a plan of conversion under which PCSB Bank will convert from the mutual to the stock form of organization. To continue our long-standing commitment to our local communities, we intend to contribute cash and shares to the newly established PCSB Community Foundation, which will be dedicated to supporting charitable causes within the communities in which PCSB Bank operates. In connection with the conversion, PCSB Financial Corporation, the proposed new holding company for PCSB Bank, is offering shares of common stock for sale at $10.00 per share in a subscription offering and, subject to the priority rights of subscribers in the subscription offering, in a community offering.

Investing in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock in the subscription offering?

A.	Only qualifying depositors of PCSB Bank and PCSB Bank’s tax-qualified employee stock benefit plans may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $100 or more at the close of business on September 30, 2015.

2)	Tax-Qualified Plans: PCSB Bank’s tax-qualified employee benefit plans.

3)	Supplemental Eligible Account Holders: Depositors with aggregate balances of $100 or more at the close of business on , 201 and who are not otherwise eligible in category (1) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?

A.	Subject to the priority rights of qualifying depositors and the Bank’s stock benefit plans in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in Dutchess, Putnam, Rockland and Westchester Counties in New York will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

Q.	Am I guaranteed to receive shares if I place an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	PCSB Financial Corporation is offering a maximum of 18,400,000 shares of common stock at a price of $10 per share. Under certain circumstances, PCSB Financial Corporation may increase the maximum and sell up to 21,160,000 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is 20,000 shares ($200,000). In addition, no person, together with an associate or group of persons acting in concert, may purchase more than 30,000 shares ($300,000) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return your properly completed and signed stock order form, along with full payment for the shares, to PCSB Financial Corporation by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at 2651 Strang Blvd., Suite 100, Yorktown Heights, NY 10595. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other offices.

Q.	When is the deadline to subscribe for stock?

A.	A properly completed stock order form with the required full payment must be physically received (not postmarked) by PCSB Financial Corporation no later than :00 p.m., Eastern Time, on day, , 2017.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at PCSB Bank. Checks and money orders must be made payable to PCSB Financial Corporation. Withdrawals from a certificate of deposit at PCSB Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my PCSB Bank home equity line of credit to pay for shares of common stock?

A.	No. PCSB Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a PCSB Bank home equity line of credit.

Q.	Can I subscribe for shares using funds in my IRA at PCSB Bank?

A.	No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified plan at PCSB Bank. To use these funds to subscribe for common stock, you need to establish a “self-directed” IRA or other trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Therefore, to maintain your priority in the subscription offering, you may not add or delete names to the stock registration – the stock must generally be titled in the same manner as your eligible account.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh, 401(k) or similar plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	I have custodial accounts at PCSB Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at PCSB Bank. May I use these accounts to purchase stock in the subscription offering?

A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made by check or money order will earn interest at 0.10% from the date the order is processed to the completion or termination of the conversion. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. We currently intend to pay quarterly cash dividends but have not determined the amount or when payment would start.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the stock offering, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “PCSB.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn except as specified in the prospectus.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?

A.	Physical stock certificates will not be issued. Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as practicable after the completion of the conversion and offering. Although the shares of PCSB Financial Corporation common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?

A.	Direct registration is the ownership of stock registered in your own name on the books of PCSB Financial Corporation, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of PCSB Financial Corporation. DRS (direct registration system) is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Additional Information

Q.	What if I have additional questions?

A.	PCSB Financial Corporation’s prospectus that accompanies this brochure describes the conversion and offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER Please Support Us

PCSB Bank

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Dear Depositor:

As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion and the establishment and funding of the PCSB Community Foundation. We value your relationship with PCSB Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the proxy card.

Your Board of Trustees urges you to vote “FOR” the Plan of Conversion and “FOR” the establishment and funding of the Charitable Foundation.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing PCSB Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (            )             -            .

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

SECOND REQUEST Please Support Us

PCSB Bank

(LOGO)

Dear Depositor:

As a follow-up to our recent proxy mailing, OUR RECORDS SHOW THAT YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion and the establishment and funding of the PCSB Community Foundation. We value your relationship with PCSB Bank and ask for your support by voting the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the proxy card.

Your Board of Trustees urges you to vote “FOR” the Plan of Conversion and “FOR” the establishment and funding of the Charitable Foundation.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing PCSB Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (            )             -            .

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

If you have more than one account you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PCSB BANK ☑ Please vote by marking one of the boxes as shown.	REVOCABLE PROXY CONTROL NUMBER

1. Approval of the plan of conversion of PCSB Bank. FOR ☐ AGAINST ☐

2. Approval of the establishment and funding of the PCSB Community Foundation. FOR ☐ AGAINST ☐	The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Depositors, PCSB Bank’s proxy statement for the Special Meeting of Depositors, and PCSB Financial Corporation’s prospectus.

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Signature Date

NOTE: Only one signature is required in the case of a joint deposit account.

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED PROXY RETURN ENVELOPE. PLEASE SIGN AND RETURN ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

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THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND “FOR” THE APPROVAL OF THE CHARITABLE FOUNDATION.

VOTE BY 1 OF 3 WAYS

VOTE BY MAIL	VOTE BY TELEPHONE	VOTE BY INTERNET

☑ VOTE, SIGN, DATE & MAIL YOUR PROXY CARD(S) PROXY RETURN ENVELOPE	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD YOU RECEIVE CALL 800 XXX XXXX	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD YOU RECEIVE: VISIT https://www.xxxx

YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK AND DOES NOT AFFECT

THE TERMS OF OR INSURANCE ON YOUR DEPOSIT ACCOUNTS.

IF YOU HAVE MORE THAN ONE DEPOSIT ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

PCSB BANK	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF PCSB BANK

FOR A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON ___________, _______________, 2017

The undersigned hereby appoints the full Board of Trustees of PCSB Bank, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Depositors (the “Special Meeting”) to be held at _________, _________________, New York, at ___:___ __.m., local time, on _________, 2017, and at any and all adjournments thereof, as follows:

1.      The approval of a plan of conversion pursuant to which PCSB Bank will convert from a New York-chartered mutual savings bank to a New York-chartered stock savings bank. As part of the conversion, a new Maryland corporation named PCSB Financial Corporation will become the holding company for PCSB Bank and will offer shares of common stock for sale in a public stock offering.

2.      The approval of the establishment and funding of a charitable foundation, to be named “PCSB Bank Charitable Foundation, Inc.,” in connection with the conversion of PCSB Bank that will be dedicated to supporting charitable organizations operating in PCSB Bank’s local communities.

Such other business as may properly come before the Special Meeting, or at any adjournment thereof. Note: The Board of Trustees is not aware of any such other business.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Bank at said Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSAL STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF TRUSTEES IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK OF PCSB FINANCIAL CORPORATION IN THE STOCK OFFERING.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND “FOR” THE APPROVAL OF THE CHARITABLE FOUNDATION.

(Continued on reverse side)

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THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND “FOR” THE APPROVAL OF THE CHARITABLE FOUNDATION.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK AND DOES NOT AFFECT

THE TERMS OF OR INSURANCE ON YOUR DEPOSIT ACCOUNTS.

IF YOU HAVE MORE THAN ONE DEPOSIT ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

PCSB BANK

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Vote Your Proxy Card Today

If you have more than one deposit account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received. None are duplicates.

PCSB Financial Corporation

                     , 2017

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of shares of PCSB Financial Corporation common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of PCSB Financial Corporation common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

Once the offering has been completed, you will receive by mail from our transfer agent,                         , a statement indicating your ownership of PCSB Financial Corporation common stock.

If you have any questions, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

PCSB Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency

.

PCSB Financial Corporation

                     , 2017

Dear Stockholder:

Thank you for your interest in PCSB Financial Corporation. Our offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                      , 2017; this is your stock purchase date. Trading is expected to commence on the Nasdaq Capital Market under the symbol “PCSB” on                      , 2017.

A statement indicating the number of shares of PCSB Financial Corporation you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of PCSB Financial Corporation stock. All shares of PCSB Financial Corporation common stock will be in book entry form and paper stock certificates will not be issued.

PCSB Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PCSB Financial Corporation

                     , 2017

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in PCSB Financial Corporation and hope you become an owner of our stock in the future. Our stock has commenced trading on the Nasdaq Capital Market under the symbol “PCSB.”

PCSB Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PCSB Financial Corporation

                     , 2017

Welcome Stockholder:

Thank you for your interest in PCSB Financial Corporation (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on                      , 2017; this is your stock purchase date. If your subscription was paid for by check, bank draft or money order, interest and, if your subscription was not filled in full, any refund due will be mailed promptly.

The enclosed statement will be your evidence of ownership of PCSB Financial Corporation. All stock sold in the subscription and community offerings has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company. A short question and answer sheet regarding your DRS statement is enclosed for your information.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Attention: Investor Relations Department

Street

City, State Zip Code

1 (xxx) xxx-xxxx

www.xxxxxx

Trading is expected to commence on the Nasdaq Capital Market under the symbol “PCSB” on                      , 2017. Please contact a stockbroker if you choose to purchase or sell your stock in the future.

On behalf of the Board of Directors, Officers and employees of PCSB Financial Corporation, I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PCSB Financial Corporation

                     , 2017

Dear Interested Subscriber:

We regret to inform you that PCSB Financial Corporation, the holding company for PCSB Bank, did not accept your order for shares of PCSB Financial Corporation common stock in its community offering. This action is in accordance with our plan of conversion, which gives PCSB Financial Corporation the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

PCSB Financial Corporation

Stock Information Center

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Sandler O’Neill + Partners, L.P.

                     , 2017

Dear Community Member:

We are enclosing material in connection with the stock offering by PCSB Financial Corporation, the proposed holding company for PCSB Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at     :00 p.m., Eastern Time, on                      , 2017.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Financial Corporation

DIRECT REGISTRATION: Holding Your Shares in Book Entry

PCSB Financial Corporation (the “Company”) has elected to require stockholders of PCSB Financial Corporation to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of PCSB Financial Corporation they will receive as a result of the Company’s stock offering. This flyer outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our stockholders several advantages:

•	It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent,                     , will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact                      and they will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•	The most recent copy of your transfer agent account statement;

•	The Social Security number on your account;

•	Your transfer agent account number (which is on the statement);

•	s’ DTC number, which is ; and

•	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the                     ’s website, www.            , or call their Investor Relations Department at (            )             -             to speak to a representative.

PCSB Financial Corporation

                     , 2017

Dear                     :

The Board of Trustees of PCSB Bank has approved a plan of conversion under which PCSB Bank will convert from the mutual to the stock form of organization.

To learn more about the stock offering, you are cordially invited to join members of our senior management team at [an informational meeting] [a reception] to be held at                      on                      at __:00 _._, Eastern Time. A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting, our conversion or our stock offering, please call our Stock Information Center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Joseph D. Roberto

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Bank

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An Invitation

To Attend a Community Meeting

PCSB Financial Corporation, the proposed holding company for PCSB Bank, is offering shares of its common stock for sale in connection with the conversion of PCSB Bank from the mutual to the stock form of organization.

Shares of PCSB Financial Corporation common stock are being offered for sale at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PCSB Bank

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PCSB Financial Corporation

Commences Stock Offering

PCSB Financial Corporation, the proposed holding company for PCSB Bank, is offering shares of its common stock for sale in connection with the conversion of PCSB Bank from the mutual to the stock form of organization.

Shares of PCSB Financial Corporation common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by PCSB Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.